Exhibit 10(8)





                      LINCOLN FEDERAL SAVINGS BANK DEFERRED
                      DIRECTOR SUPPLEMENTAL RETIREMENT PLAN
                          (EFFECTIVE DECEMBER 1, 1997)


                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Administrator. The term "Administrator" means the Bank, which shall have the authority to manage and control the operation of this Plan.

         Section 1.02. Bank. The term "Bank" means the Lincoln Federal Savings Bank.

         Section 1.03. Beneficiary. The term "Beneficiary" means for a Director the individual or individuals designated by that Director to receive benefits in the event of his death.

         Section 1.04. Director. The term "Director" means any member of the Board of Directors of the Bank.

         Section 1.05. Director Fees. The term "Director Fees" means for each Director the monthly remuneration for services as a director paid to that Director by the Bank at the date of determination.

         Section 1.06. Effective Date. The term "Effective Date" means December 1, 1997.


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         Section  1.07.  Plan.  The term "Plan" means the plan  embodied by this instrument as now in effect or hereafter amended.

         Section 1.08. Total Disability. The term "Total Disability" means a physical or mental condition which, in the opinion of a physician acceptable to the Bank, precludes a Director from continuing to serve as a Director.

         Section 1.09. Vested Percentage. The term "Vested Percentage" means the percentage of Director Fees paid to a Director at the date benefits became payable under Article II and shall be determined in accordance with the following schedule:

         Completed Years as a Director               Vested Percentage

                  less than 5                                  0%
                  5                                           20%
                  6                                           40%
                  7                                           60%
                  8                                           80%
                  9 or more                                  100%



provided, however, that a Director who has completed at least one (1) year as a Director as of the Effective Date or whose status as a Director terminates by reason of death or Total Disability shall have a Vested Percentage equal to one hundred percent (100%).


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                                   ARTICLE II
                                    BENEFITS

         Section 2.01. Director Benefits. Upon a Director's attainment of age seventy (70), the Director shall be entitled to receive an amount equal to the product of:

         (1)      the Director's Vested Percentage and

         (2) the rate of Directors Fees payable to such Director immediately prior to his attainment of age seventy (70) or, if the individual's status as a Director terminates earlier, the rate of Directors Fees in effect at the date on which the Director terminated his status as a Director of the Bank for the one hundred and twenty (120) consecutive months immediately following the month during which he attains age seventy (70) or, if later, the month immediately following the month during which he ceases to be a Director. In the event the Director's death occurs after the commencement of the one hundred and twenty (120) monthly installments, the remaining installments shall be paid to the Director's designated beneficiary (as determined in accordance with Section 3.05) beginning in the month immediately following the date of his death.

         Section 2.02. Death Benefits. If a Director's death occurs before commencement of the monthly payments described in Section 2.01 of this Plan, the designated beneficiary (as determined

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in accordance  with Section 3.05) of the Director shall be entitled to a monthly amount equal to the product of:

         (1)      the Director's Vested Percentage and

         (2) the rate of Directors Fees in effect immediately prior to the Director's death or, if the individual's status as a Director terminates earlier, the date on which the Director terminated his status as a Director of the Bank for the one hundred and twenty (120) consecutive months immediately following his death. The first monthly death benefit shall commence in the month immediately following the date of the Director's death.

                                   ARTICLE III
                                 ADMINISTRATION

         Section 3.01. Administration of Plan. The Bank shall have the complete responsibility for the administration of this Plan. The Bank shall have full power and authority to adopt rules and regulations for the administration of this Plan; provided, however, that such rules and regulations are not inconsistent with the provisions of this Plan.


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         Section  3.02.  Delegation  of  Responsibility.  The Bank may  delegate duties involved in the administration of this Plan to such person or persons whose services are deemed by it to be necessary or convenient.

         Section 3.03. Payment of Benefits. The amounts payable as benefits under this Plan shall be paid solely from the general assets of the Bank. No Director shall have any interest in any specific assets of the Bank under the terms of this Plan. This Plan shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind or a fiduciary relationship between any Director and the Bank. The Bank's obligations under this Plan are purely contractual and shall not be funded or secured in any way.

         Section 3.04. Construction of Plan. The Bank shall have the power to construe this Plan and to determine all questions of fact or law arising under it. It may correct any defect, supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent as it may deem appropriate.

         Section 3.05. Designation of Beneficiaries. Each Director shall designate his Beneficiary and his contingent Beneficiary to whom death benefits due hereunder at the date of his death shall be paid. If any Director fails to designate a Beneficiary or if the designated Beneficiary predeceases any Director, death benefits due hereunder at that Director's death shall be paid to his contingent Beneficiary or, if none, to the deceased Director surviving spouse, if any, and if none to the deceased Director's estate.

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                                   ARTICLE IV
                        AMENDMENT OR TERMINATION OF PLAN

         Section 4.01. Termination. The Bank may at any time terminate this Plan. The Bank shall treat all Directors as if they had ceased being a Director on the effective date of the termination of this Plan and shall pay to each such Director monthly amounts determined in accordance with Article II and based on their Vested Percentages and the rate of Director Fees in effect on the date on which this Plan is terminated.

         Section 4.02. Amendment. The Bank may amend the provisions of this Plan at any time; provided, however, that no amendment shall adversely affect the rights of Directors or their Beneficiaries with respect to the amounts payable had this Plan terminated immediately prior to the amendment.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section  5.01.  Successors.   This  Plan  shall  be  binding  upon  the
successors of the Bank.

         Section 5.02. Duration of Plan. Subject to Section 4.01 of this Plan, this Plan shall terminate on the date on which each Director's benefits have been distributed in full pursuant to the terms of this Plan.

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         Section  5.03.  Choice  of  Law.  This  Plan  shall  be  construed  and interpreted pursuant to, and in accordance with, the laws of the State of Indiana.

         Section 5.04. Non-Alienation. No Director or his Beneficiary shall have any right to anticipate, pledge, alienate or assign any of his rights under this Plan, and any effort to do so shall be null and void. The benefits payable under this Plan shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies and executions and any other legal process to the fullest extent that may be permitted by law.

         Section 5.05. Gender and Number. Words in one (1) gender shall be construed to include the other genders where appropriate; words in the singular or plural shall be construed as being in the plural or singular where appropriate.

         Section 5.06. Headings. The headings in this Plan are solely for convenience of reference and shall not affect its interpretation.

         Section 5.07. Disclaimer. The Bank makes no representations or assurances and assumes no responsibility as to the performance by any parties, solvency, compliance with state and federal securities regulation or state and federal tax consequences of this Plan or participation therein. It shall be the responsibility of the respective Directors to determine such issues or any other pertinent issues to their own satisfaction.


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     This Plan has been executed on this 16 day of December,  1997, but shall be effective as of December 1, 1997.


                                             LINCOLN FEDERAL SAVINGS BANK


                                             By: /s/ T. Tim Unger

                                             Its: President/CEO






























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